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                                                                   EXHIBIT 23(b)


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement No. 333-66089 of Norwest Financial, Inc. on Form S-3 of our report dated January 18, 1999, appearing in the Annual Report on Form 10-K of Norwest Financial, Inc. for the year ended December 31, 1998 and to reference to us under the heading of "Experts" in the prospectus, which is part of this Registration Statement.



                                          /s/ DELOITTE & TOUCHE LLP

                                          Deloitte & Touche LLP

Chicago, Illinois

March 23, 1999